UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) ARIAD Pharmaceuticals, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on July 23, 2015. Of the 188,672,947 shares of common stock issued and outstanding and eligible to vote as of the record date of June 24, 2015, a quorum of 161,043,557 shares, or approximately 85% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at the Annual Meeting:

Proposal 1. The following nominees were elected to serve on the Company’s Board of Directors as Class 3 Directors until the Company’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal, based on the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Harvey J. Berger, M.D.	95,433,360	11,347,546	279,768	53,982,883
Sarah J. Schlesinger, M.D.	99,237,690	7,202,995	619,989	53,982,883
Wayne Wilson	94,812,041	11,982,556	266,077	53,982,883

As the Company previously announced on April 29, 2015, Dr. Berger has decided to retire as Chairman, Chief Executive Officer and President of the Company upon the appointment of his permanent successor or December 31, 2015, whichever is earlier.

Proposal 2. The compensation of the Company’s named executive officers was approved, on an advisory basis, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
60,169,673	46,194,634	696,367	53,982,883

Proposal 3. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 was ratified, based on the following results:

For	Against	Abstentions	Broker Non-Votes
157,867,254	2,267,860	908,443	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Executive Vice President, Chief Legal and Administrative Officer

Date: July 24, 2015